EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-8 of Fellows Energy Ltd. for the registration of 800,000 shares of its common stock and to the incorporation therein of our report dated April 13, 2006, with respect to the financial statements of Fellows Energy Ltd., included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Mendoza Berger & Company LLP
Irvine, California
October 18, 2006